UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2003

Inet Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

0-24707

(Commission File Number)

Delaware	75-2269056
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

1500 North Greenville Avenue, Richardson, Texas	75081
(Address of Principal Executive Offices)	(Zip Code)

(469) 330-4000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 9. Regulation FD Disclosure.

The Registrant estimates that it will report revenues, gross profit (as a percentage of revenues) and earnings per share for the fiscal quarters ending September 30, 2003 and December 31, 2003 and the fiscal years ending December 31, 2003 and December 31, 2004 in the following ranges:

	Three Months Ending		Years Ending December 31,
	September 30, 2003	December 31, 2003	2003	2004
Revenues (in thousands)	$25,800 to $26,100	$26,400 to $27,200	$102,800 to $103,800	$112,000 to $117,000
Gross profit (as a percentage of revenues)	66% to 68%	64% to 66%	65% to 67%	67% to 71%
Earnings per share	$0.07	$0.07 to $0.08	$0.28 to $0.29	$0.36 to $0.38

The Registrant also discloses that its longer-term target operating model for certain items in its statement of operations, expressed as a percentage of revenues, is as follows:

Target Range (as a percentage of revenues)
Gross profit	68% to 74%
Operating income	22% to 27%
Net income	18% to 22%

The Registrant expects that revenues and earnings per share in the first quarter of 2004 will be flat compared to the fourth quarter of 2003, consistent with the historical influence of seasonal fluctuations. The Registrant expects sequential and year-over-year revenue and earnings per share growth for each of the final three quarters of 2004.

The Registrant believes that in periods of increased revenues, its net income will grow at a faster rate than any growth in revenues, as a result of various elements of operating leverage in its business. These elements include its strategy of leveraging additional revenue opportunities with existing customers; the relatively higher software content of its new products and applications; and its belief that the growth required in its infrastructure will be proportionately less than any associated revenue growth.

During calendar years 2003, 2004 and 2005, the Registrant believes that the compound annual growth rate for its earnings per share will be in the mid-20s percent range.

The information in this Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Unless expressly incorporated into a filing of the Registrant under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, made after the date hereof, the information contained herein shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

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This Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than historical or current facts, including, without limitation, statements about the Registrant’s business strategy, plans and objectives of management, estimates of future operating results and other future prospects, are forward-looking statements. Although the Registrant believes that the expectations reflected in such forward-looking statements are reasonable, such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from these expectations. Such risks and uncertainties include, without limitation, the following:

•	the Registrant’s operating results are difficult to predict and are likely to vary significantly from quarter to quarter in the future;

•	the Registrant could be materially harmed in the event of a continued general economic slowdown, reduced spending by communications carriers and equipment manufacturers or consolidations or bankruptcies involving the Registrant’s current or prospective customers;

•	the Registrant could be materially harmed if demand for its products is less than it anticipates;

•	the Registrant could be materially harmed if the market for current- and next-generation network products and applications fails to develop as it currently anticipates;

•	expected increased competition could result in further price reductions and reduced margins, as well as loss of market share; and

•	other risks indicated under the caption “Risk Factors” in the Registrant’s most recent SEC filings.

These risks and uncertainties are beyond the Registrant’s control and, in many cases, the Registrant cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this Report, the words “believes,” “plans,” “expects,” “anticipates,” “intends,” “continue,” “may,” “will,” “could,” “should,” “future,” “potential,” “estimate,” or the negative of such terms and similar expressions as they relate to the Registrant or its management are intended to identify forward-looking statements.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

INET TECHNOLOGIES, INC.

Dated: September 25, 2003	By:	/s/ Jeffrey A. Kupp
Jeffrey A. Kupp Vice President and Chief Financial Officer

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